EXHIBIT 10.1

AMENDED AND RESTATED

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Dated September 19, 2017

by and among

Bright Mountain Media, Inc.,

a Florida corporation

(“Buyer”)

Daily Engage Media Group LLC,

a New Jersey limited liability company

(“Daily Engage”)

and

Harry G. Pagoulatos,

George G. Rezitis

and

Angelos Triantafillou

(the “Members”)

1

i

	4.5.	Information on Buyer	18
	4.6.	Disclosure	19
	4.7.	Bad Actor Disqualifying Event	19
	4.8.	Daily Engage Projections	19
5.	REPRESENTATIONS AND WARRANTIES OF BUYER.		19
	5.1.	Organization and Good Standing	19
	5.2.	Authority and Enforcement	20
	5.3.	No Conflicts or Defaults	20
	5.4.	Shares of Buyer Common Stock	20
	5.5.	Actions Pending	20
	5.6.	SEC Reports	20
	5.7.	Disclosure	20
6.	COVENANTS; ADDITIONAL AGREEMENTS.		21
	6.1.	Conduct of Business Prior to the Closing	21
	6.2.	Access to Information	22
	6.3.	No Solicitation of Other Bids.	22
	6.4.	Notice of Certain Events.	23
	6.5.	Confidentiality	23
	6.6.	Closing Conditions	24
	6.7.	Transfer Taxes	24
	6.8.	Further Assurances	24
	6.9.	Press Releases and Communications	24
7.	CLOSING CONDITIONS.		25
	7.1.	Conditions Precedent to Buyer’s Obligation to Close	25
	7.2.	Conditions Precedent to Members' Obligations to Close	26
8.	DOCUMENTS TO BE DELIVERED AT CLOSING.		27
	8.1.	Documents to be Delivered by the Members	27
	8.2.	Documents to be Delivered by Buyer	28
	8.3.	Escrow Share Certificates	28
9.	INDEMNIFICATION AND RELATED MATTERS.		29
	9.1.	Indemnification by Members	29
	9.2.	Indemnification by Buyer	29
	9.3.	Limitations	29
	9.4.	Procedure for Indemnification	29

ii

	9.5.	Time for Assertion	30
10.	COVENANT NOT TO COMPETE; NON-SOLICITATION.		30
11.	TERMINATION		31
12.	MISCELLANEOUS.		32
	12.1.	Expenses	32
	12.2.	Notices	33
	12.3.	Interpretation	34
	12.4.	Headings	34
	12.5.	Severability	34
	12.6.	Entire Agreement	34
	12.7.	Successors and Assigns	34
	12.8.	No Third-party Beneficiaries	35
	12.9.	Amendment and Modification; Waiver	35
	12.10.	Specific Performance	35
	12.11.	Counterparts	35
	12.13	Role of Counsel	36
	12.14	No Other Revisions	37

Exhibits:

Exhibit A -

Form of Escrow Agreement

Exhibit B -

Form of Employment Agreement

Exhibit C -

Form of Lock-Up Agreement

Exhibit D -

Daily Engage Projections

Exhibit E -

Belani Letter Agreement

Exhibit F -

Form of Closing Note

Exhibit G -

Form of Irrevocable Instructions to the Transfer Agent

iii

AMENDED AND RESTATED

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amended and Restated Membership Interest Purchase Agreement (“Agreement”) dated September 19, 2017, is between and among Bright Mountain Media, Inc. (the “Buyer”), a corporation organized under the laws of the State of Florida, having an office for the transaction of business at 6400 Congress Avenue, Suite 2050, Boca Raton, FL  33487, Daily Engage Media Group LLC (“Daily Engage”), a limited liability company organized under the laws of the State of New Jersey, having an office for the transaction of business at 20 Rena Lane, Bloomfield, NJ  07003, and Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou, constituting all of the members of Daily Engage (collectively, the “Members” and individually a “Member”).

WHEREAS, the Parties are parties to that certain Membership Interest Purchase Agreement dated March 3, 2017 (the "Original Agreement") pursuant to which the Buyer agreed to acquire from the Members at Closing, and the Members agreed to sell to the Buyer, all of the Membership Interests in exchange for the Purchase Price.

WHEREAS, the Parties wish to amend and restate certain terms of the Original Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions herein below set forth, the parties agree, as follows:

1.

DEFINITIONS AND INTERPRETATION.

1.1.

In this Agreement:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity;

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. With respect to Daily Engage, it includes the Manager and the Members.

"August 2017 Promissory Note" shall mean the promissory note dated August 28, 2017 in the principal amount of Sixty-Nine Thousand Four Hundred Eleven dollars and eight cents ($69,411.08) from Daily Engage to the Buyer;

“Bad Actor Disqualification Event” means disqualification described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Bad Actor Disqualifying Event contemplated by Rule 506(d)(2) or (d)(3)of the Securities Act;

“Balance Sheet Date” means December 31, 2016;

"Belani" means Vinay Belani, an individual to which the members have assigned their rights to receive certain of a Closing Note, the Closing Consideration Shares and the Earnout Shares hereunder;

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business;

“Buyer Common Stock” means the common stock, $.001 par value per share, of Buyer;

“Closing” means the closing of the sale of the Membership Interests in accordance with the terms, and subject to the conditions, of this Agreement;

"Closing Notes" means the promissory notes in the form attached hereto as Exhibit F in the aggregate principal amount of Three Hundred Eighty Thousand dollars ($380,000), payable to the Members and Belani as set forth on Schedule A attached hereto;

“Closing Date” means the first Business Day following the satisfaction of the closing conditions described in Section 7 herein, or such other date as the Parties shall mutually agree upon in writing;

“Code” means the Internal Revenue Code of 1986, as amended;

“Commission” means the United States Securities and Exchange Commission;

“Closing Consideration Shares” means one million one hundred thousand two hundred thirty-three (1,100,233) shares of Buyer Common Stock to be issued on the Closing Date accordance with Schedule A hereto;

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other legally binding agreements, commitments and legally binding arrangements in writing;

“Daily Engage Financial Statements” means the financial statements for Daily Engage for the years ended December 31, 2015 and 2016 prepared in accordance with GAAP and accompanied by the unqualified opinion of an independent public accounting firm acceptable to Buyer;

"Daily Engage Projections" means the projections of Daily Engage attached hereto as Exhibit D and incorporated herein by such reference;

"Daily Engage Promissory Notes" means the July 2017 Promissory Note and the August 2017 Promissory Note;

"Daily Engage Lenders" means the lenders set forth on Schedule B hereto;

"Earnout Shares" collectively means the Year-One Earnout Shares, the Year-Two Earnout Shares and the Year-Three Earnout Shares;

"Escrow Agent" shall mean Pearlman Law Group LLP;

"Escrow Agreement" shall mean the Escrow Agreement by and between the Buyer, the Members, Belani and the Escrow Agent in the form attached hereto as Exhibit A;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“GAAP” means U.S. generally accepted accounting principles consistently applied;

“Governmental Entity” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction;

“Governmental Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity;

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not;

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to any Income Tax, including any schedule or attachment thereto, and including any amendment thereof;

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Entity, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Entity-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) mask works; (h) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (i) all rights to any Actions of any nature available to or being pursued by Daily Engage to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages;

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), relating to any Intellectual Property that is used in or necessary for the conduct of its business as currently conducted to which Daily Engage is a party, beneficiary or otherwise bound (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms and other licenses that are generally available to any requesting party on standard terms with nondiscriminatory pricing, “Off the shelf software”);

“Intellectual Property Assets” means all Intellectual Property that is owned by Daily Engage and used in or necessary for the conduct of its business as currently conducted (excluding Off the shelf software);

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Entity or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing;

"July 2017 Promissory Note" shall mean the promissory note dated July 25, 2017 in the principal amount of One Hundred Thirty-five Thousand dollars ($135,000) from Daily Engage to the Buyer;

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, or any injunction, judgment, decree or order in which the party in question is a named party, in each case of any Governmental Entity;

“Liability” or “Liabilities” mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto;

“Lien” means any right which (a) shall entitle any Person to terminate, amend, accelerate or cancel any agreement, option, license or other instrument to which the Buyer, Daily Engage or any Member is a party by reason of the occurrence of (i) a violation, breach or default thereunder by the Buyer, Daily Engage or any Member, as the case may be; or (ii) an event which with or without notice or lapse of time or both would become a default thereunder; or (b) if exercised by the holder thereof, will (i) entitle such Person to accelerate the performance of any obligations or the payment of any sums owed by the Buyer, Daily Engage or any Member, as the case may be, under any agreement, option, license or other instrument, or (ii) result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, “tag” or “drag” along rights, encumbrances and security interests of any kind or nature whatsoever on any of the property or assets of the Buyer, Daily Engage or any Member;

“Manager” means Harry G. Pagoulatos;

“Material Adverse Effect” means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Buyer, Daily Engage or any Member, as the case may be, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby;

“Membership Interests” means all of the issued and outstanding membership interests or any class or series of Daily Engage;

“Parties” means collectively, the Buyer, Daily Engage and the Members;

“Party” means the Buyer, Daily or any Member, individually;

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Entity;

“Person” means a natural person, company, corporation, partnership, association, trust or any unincorporated organization;

“Principal Market” means any of the following markets or exchanges on which the Buyer Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets (or any successors to any of the foregoing);

“Representative” means, with respect to any Person, any and all directors, officers, members, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person;

“Restricted Business” means all activities of the Buyer as may be expanded, modified or supplemented after the Closing Date including, but not limited to, as a result of the transactions herein contemplated;

“Restricted Period” shall be deemed to be three (3) years following the Closing Date;

“Restricted Area” shall be deemed to mean the world;

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary;

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

“Taxation Authority” means any federal, state, local or foreign governmental agency, department or other entity which is authorized by applicable law to assess and collect Taxes;

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

“Transaction Documents” means this Agreement, the Closing Notes, the Escrow Agreement, the Employment Agreements, the Lock Up Agreements and the other agreements, instruments and documents required to be delivered at the Closing;

"Year-One Daily Engage Target" shall mean total revenues of Daily Engage of at least $20,228,954, and operating income of at least $3,518,623, as set forth in the Daily Engage Projections for the Year-One Earnout Period as determined by the Buyer in accordance with GAAP;

"Year-Two Daily Engage Target" shall mean total revenues of Day Engage of at least $60,385,952, and operating income of at least $11,380,396, as set forth in the Daily Engage Projections for the Year-Two Earnout Period as determined by the Buyer in accordance with GAAP;

"Year-Three Daily Engage Target" shall mean total revenues of Daily Engage of at least $96,512,204, and operating income of at least $18,524,967, as set forth in the Daily Engage Projections for the Year-Three Earnout Period as determined by the Buyer in accordance with GAAP;

"Year-One Earnout Cash" shall mean Five Hundred Thousand dollars ($500,000);

"Year-Two Earnout Cash" shall mean Five Hundred Thousand dollars ($500,000);

"Year-Three Earnout Cash" shall mean Five Hundred Fifty Thousand dollars ($550,000);

"Year-One Earnout Period" shall mean the twelve (12) months beginning with the Closing Date and ending on the first anniversary of the Closing Date;

"Year-Two Earnout Period" shall mean the twelve (12) months beginning with the end of the Year-One Earnout Period and ending on the first anniversary of the end of the Year-One Earnout Period; and

"Year-Three Earnout Period" shall mean the twelve (12) months beginning with the end of the Year-Two Earnout Period and ending on the first anniversary of the end of the Year-Two Earnout Period;

"Year-One Earnout Shares" shall mean one million eight thousand five hundred forty-seven (1,008,547) shares of Buyer Common Stock;

"Year-Two Earnout Shares" shall mean seven hundred ninety-six thousand two hundred twenty-one (796,221) shares of Buyer Common Stock; and

"Year-Three Earnout Shares" shall mean seven hundred twenty-three thousand five hundred twenty-three (723,523) shares of Buyer Common Stock.

1.2.

Interpretation.

1.2.1.

As used in this Agreement, unless the context clearly indicates otherwise:

(i)

words used in the singular include the plural and words in the plural include the singular;

(ii)

reference to any Person includes such person's successors and assigns, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(iii)

reference to any gender includes the other gender;

(iv)

whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of similar import;

(v)

reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition;

(vi)

the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vii)

reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(viii)

reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

(ix)

relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(x)

the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.2.

This Agreement was negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall apply to any construction or interpretation hereof.  This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the parties of the terms and provisions hereof and the consequences thereof.

1.2.3.

Where a statement in this Agreement is qualified by the expression “to the best of Buyer’s knowledge,” “to the best of Daily Engage’s knowledge,” “to the best of the Member’s knowledge,” “so far as Buyer is aware,” “so far as Daily Engage is aware” or “so far as the Member is aware” or any similar expression shall be deemed to include Buyer’s, Daily Engage’s or the Member’s actual knowledge and what Buyer, Daily Engage or the Member should have known after due and careful inquiry of, in the case of (i) the Buyer, the Chief Executive Officer and any relevant person(s) involved in the management of the business of the Buyer, or (ii) in the case of Daily Engage, the Manager and any relevant person(s) involved in the management of the business of Daily Engage.

2.

ACQUISITION OF DAILY ENGAGE BY BUYER; CLOSING.

2.1.

Sale of the Membership Interests. On the Closing Date, the Members shall sell, transfer and assign all of the Membership Interests to Buyer in exchange for the consideration and the Purchase Price shall be paid as follows (the "Purchase Price"):

(a)

On the Closing Date, the Buyer shall (i) tender the Members and Belani (A) the Closing Notes, and (B) Irrevocable Instructions in form attached hereto as Exhibit G and incorporated herein by such reference for the issuance of the Closing Consideration Shares, each in such amounts as set forth on Schedule A attached hereto, and (ii) forgive all amounts due under the Daily Engage Promissory Notes;

(b)

On the Closing Date, the certificates representing the Year-One Earnout Shares, Year-Two Earnout Shares and Year-Three Earnout Shares, in such amounts as set forth on Schedule A attached hereto, shall be deposited in escrow with the Escrow Agent under the terms of the Escrow Agreement.  While such Earnout Shares remain subject to the terms of the Escrow Agreement such shares shall be considered issued but not outstanding and no Member shall have any rights as a shareholder with respect to such shares;

(c)

Within sixty (60) days following the end of the Year-One Earnout Period, the Buyer shall provide the Members with such documents as shall be reasonably necessary to determine if the Year-One Daily Engage Target has been met.  If the Year-One Daily Engage Target has been met: (i) the Buyer shall promptly notify the Escrow Agent that such shares may be released from the escrow in such amounts and to such individuals as set forth on Schedule A attached hereto; and (ii) within sixty (60) days thereafter shall tender the Year-One Earnout Cash to the Members in such amounts as set forth on Schedule A attached hereto.  If the Year-One Daily Engage Target has not been met, neither the Members nor Belani shall be entitled to the Year-One Earnout Shares and/or the Year-One Earnout Cash; provided, however, that if the Year-Two Daily Engage Target is met, at the time of payment of the Year-Two Earnout Shares and the Year-Two Earnout Cash, the Members and Belani shall also be entitled to receive the Year-One Earnout Shares and the Year-One Earnout Cash;

(d)

Within sixty (60) days following the end of the Year-Two Earnout Period, the Buyer shall provide the Members with such documents as shall be reasonably necessary to determine if the Year-Two Daily Engage Target has been met.  If the Year-Two Daily Engage Target has been met: (i) the Buyer shall promptly notify the Escrow Agent that such shares may be released from the escrow in such amounts and to such individuals as set forth on Schedule A attached hereto; and (ii) within sixty (60) days thereafter shall tender the Year-Two Earnout Cash to the Members in such amounts as set forth on Schedule A attached hereto. If the Year-Two Daily Engage Target has not been met, neither the Members nor Belani shall be entitled to the Year-Two Earnout Shares and/or the Year-Two Earnout Cash; provided, however, that if the Year-Three Daily Engage Target is met, at the time of payment of the Year-Three Earnout Shares and the Year-Three Earnout Cash, the Members and Belani shall also be entitled to receive the Year-One Earnout Shares, the Year-One Earnout Cash, the Year-Two Earnout Shares and the Year-Two Earnout Cash;

(e)

Within sixty (60) days following the end of the Year-Three Earnout Period, the Buyer shall provide the Members with such documents as shall be reasonably necessary to determine if the Year-Three Daily Engage Target has been met.  If the Year-Three Daily Engage Target has been met: (i) the Buyer shall promptly notify the Escrow Agent that such shares may be released from the escrow in such amounts and to such individuals as set forth on Schedule A attached hereto; and (ii) within sixty (60) days thereafter shall tender the Year-Three Earnout Cash to the Members in such amounts as set forth on Schedule A attached hereto.  If the Year-Three Daily Engage Target has not been met, neither the Members nor Belani shall be entitled to the Year-Three Earnout Shares or the Year-Three Earnout Cash; provided, however, that the Members and Belani shall be entitled to receive such portion, if any, of the Year-One Earnout Shares, the Year-One Earnout Cash, the Year-Two Earnout Shares and the Year-Two Earnout Cash to the extent not previously paid to them as they may have otherwise been entitled to under this Section 2.1 had the Year-One Daily Engage Target and/or Year-Two Daily Engage Target been achieved.  For example, if Daily Engage reports total revenues of at least $65,000,000 and operating income of at least $15,000,000 for the Year-Three Earnout Period, notwithstanding that the Year-Three Daily Engage Target was not met, the Members and Belani would be entitled to the Year-One Earnout Shares, the Year-One Earnout Cash, the Year-Two Earnout Shares and the Year-Two Earnout Cash.

(f)

The issuance of the Consideration Shares and the Earnout Shares shall be exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act and shall be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act.

2.2.

Closing. The Closing shall take place at the offices of Pearlman Law Group LLP, counsel for the Buyer. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The Closing shall occur at 10:00 a.m., Eastern time, on the first Business Day following the satisfaction of the closing conditions described in Section 7 herein (the “Closing Date”) or at such other place, and on such other date and/or time, as the Parties may agree in writing.

3.

REPRESENTATIONS AND WARRANTIES OF DAILY ENGAGE AND MEMBERS.

Except as otherwise set forth in the amended and restated disclosure schedule of even date herewith which is executed and delivered by Daily Engage (the “Daily Engage Disclosure Schedule”), Daily Engage and Members hereby jointly and severally make the following representations and warranties to Buyer as of the date hereof and as of the Closing Date.  Nothing in the Daily Engage Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Daily Engage Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.  The Daily Engage Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.  The Daily Engage Disclosure Schedule supersedes in its entirety the disclosure schedule executed and delivered with the Original Agreement.

3.1.

Organization and Good Standing.  Daily Engage is a limited liability company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted.  Daily Engage is in good standing as a foreign organization in each jurisdiction in which the properties owned, leased or operated, or where its business is conducted that requires such qualification except where the failure to so qualify would not have a Material Adverse Effect.  Daily Engage does not have any Subsidiaries.

3.2.

Authority and Enforcement.  Daily Engage has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  Daily Engage has taken all actions necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Daily Engage, enforceable against it in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

3.3.

Ownership of Membership Interests.  The Members are the sole owners of all membership interests in Daily Engage in the amounts set forth on Schedule A.  The Membership Interests have been duly authorized, are duly and validly issued, fully paid, and nonassessable, and are free of any Lien, encumbrance or restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. There is no outstanding security of any kind convertible into or exchangeable for membership interests or equity ownership interest in Daily Engage.

3.4.

No Conflicts or Defaults.  The execution and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate the incorporation and or formation documents of Daily Engage, (b) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to Daily Engage, or by which either Daily Engage or its properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which Daily Engage is a party, or the creation of Liens on any of the property or assets of Daily Engage. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by Daily Engage in connection with the execution of this Agreement or the consummation by it of the transactions contemplated hereby, except for such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

3.5.

Consents of Third Parties.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Daily Engage does not require the consent of any Person.

3.6.

Actions Pending.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Daily Engage, threatened against Daily Engage, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Daily Engage threatened against or involving Daily Engage.  There are no outstanding or pending Government Orders against Daily Engage.

3.7.

Daily Engage Financial Statements.  The Daily Engage Financial Statements present fairly in all material respects the financial position and results of operations of Daily Engage as at the dates and for the periods indicated therein. Daily Engage has no Liabilities (i) of the nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) that GAAP would require to be set forth in the balance sheet as of the Balance Sheet Date included in the Daily Engage Financial Statements which are not set forth therein or (ii) other than Liabilities in the ordinary course of Daily Engage's business since the Balance Sheet Date.

3.8.

Assets.  Schedule 3.8 of the Daily Engage Disclosure Schedule lists all Liens on Daily Engage's assets.  Except as set forth on Schedule 3.8, Daily Engage has good and marketable title, free and clear of all Liens to all of the properties and assets, real and personal, tangible or intangible, which are reflected at the Balance Sheet Date included in the Daily Engage Financial Statements, except for such imperfections of title, easements and encumbrances, if any, as do not materially interfere with the use of such property as such property is used and which would not have a Material Adverse Effect on Daily Engage.  Daily Engage does not own any real property.  The assets of Daily Engage are adequate for Buyer to operate the business in substantially the same manner as conducted by Daily Engage.  All of the assets are in good working order.  Daily Engage has not licensed or otherwise allowed or enabled the use of any of the assets to any other Person, or granted any right with respect to the assets to any other Person that may, in any manner, restrict, impede or adversely affect Buyer's rights therein.

3.9.

Intellectual Property.

(a)

Schedule 3.9(a) of the Daily Engage Disclosure Schedule lists all (i) Intellectual Property Registrations and (ii) Intellectual Property Assets, including software, that are not registered but that are material to the operation of Daily Engage's business. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Entity and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Daily Engage has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(b)

Schedule 3.9(b) of the Daily Engage Disclosure Schedule lists all oral and written Intellectual Property Agreements.  Daily Engage has provided Buyer with true and complete copies of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. The material terms of all oral Intellectual Property Agreements is set forth on Schedule 3.9(b). Each Intellectual Property Agreement is valid and binding on Daily Engage in accordance with its terms and is in full force and effect. None of Daily Engage or, to Daily Engage's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

(c)

Except as set forth in Schedule 3.9(c) of the Daily Engage Disclosure Schedule, Daily Engage is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of its business as currently conducted, in each case, free and clear of Liens. Without limiting the generality of the foregoing, Daily Engage has entered into binding, written agreements with every current and former employee of Daily Engage, and with every current and former independent contractor providing any services related to intellectual property, whereby such employees and independent contractors assign to Daily

Engage any ownership interest and right they may have in the Intellectual Property Assets.  Daily Engage has provided Buyer with true and complete copies of the form of such agreements.

(d)

The Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements are all of the Intellectual Property necessary to operate Daily Engage's business as presently conducted. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Buyer's right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of Daily Engage's business as currently conducted.

(e)

Daily Engage's rights in the Intellectual Property Assets are valid, subsisting and enforceable. Daily Engage has taken all reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property Assets, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(f)

The conduct of Daily Engage's business as currently and formerly conducted, and the Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by Daily Engage, have not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To the knowledge of Daily Engage, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets.

(g)

There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Daily Engage in connection with its business; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or Daily Engage's rights with respect to any Intellectual Property Assets; or (iii) by Daily Engage or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. Daily Engage is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.

3.10.

Books and Records.  The books, records and documents of Daily Engage accurately reflect in all material respects the information relating to the business of Daily Engage, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Daily Engage.

3.11.

Contracts.  Section 3.11 of the Daily Engage Disclosure Schedule identifies each material Contract to which Daily Engage is a party.  Each such Contract is in full force and effect.  No party to any such Contract is in default of any material obligation thereunder and Daily Engage has not received notice of the termination of any such Contract prior to its scheduled termination date.  To the knowledge of Daily Engage, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Daily Engage or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract to which Daily Engage is a party.  Daily Engage has not given nor received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material Contract to which Daily Engage is a party.

3.12.

Compliance with Laws.  Daily Engage currently has all Permits which are required for the operation of its business, other than those the failure of which to possess would not have a Material Adverse Effect on Daily Engage.  Daily Engage is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party required for the operation of Daily Engage's business, except where such default or violation would not have a Material Adverse Effect on Daily Engage.

3.13.

Insurance.  Daily Engage maintains insurance against all risks customarily insured against by companies in its industry.  All such policies are in full force and effect, and Daily Engage has not received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to Daily Engage.

3.14.

Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any person in such a manner as to give rise to any valid claim by any person against Daily Engage for a finder’s fee, brokerage commission or similar payment.

3.15.

Employees.  Section 3.15 of the Daily Engage Disclosure Schedule sets forth the name, date of hire, period of continuous service, salary (or other remuneration), incentive compensation and other benefits of each employee of Daily Engage.  Daily Engage is not a party to or bound by any collective bargaining, shop or similar agreements.  Except as set forth on Schedule 3.15 of the Daily Engage Disclosure Schedule, Daily Engage does not have any “employee benefit plans” including, but not limited to, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, whether written or unwritten, qualified or unqualified, funded or unfunded, currently maintained, or contributed to, or required to be maintained or contributed to, by Daily Engage, other than the employment contracts, medical, dental, vision, disability, life insurance and or vacation benefits.  Daily Engage is in compliance with all applicable federal and state laws and regulations concerning the employer-employee relationship, including applicable wage and hour laws, worker compensation statutes, unemployment laws, and social security laws, except, in each case, where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Section 3.15 of the Daily Engage Disclosure Schedule, there are no pending or, to Daily Engage’s knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran’s status, marital status, disability, or any other recognized class, status, or attribute under any federal or state equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; workers’ compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; wage and hour laws; or immigration.  Except as set forth in Section 3.15 of the Daily Engage Disclosure Schedule, Daily Engage is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any Tax, penalty, assessment, or forfeiture for failure to timely pay any of the foregoing.

3.16.

Taxes.  Except as set forth on Schedule 3.16 of the Daily Engage Disclosure Schedule, all material Income Tax Returns of Daily Engage required to be filed with respect to its business have been timely filed, all such Income Tax Returns are complete and correct in all material respects, and Daily Engage has paid on a timely basis all Income Taxes that were due and payable as reflected on such Income Tax Returns.  Daily Engage has not waived any statute of limitations in respect of Income Taxes in connection with its business or agreed to any extension of time with respect to an Income Tax assessment or deficiency in connection with its business.  At all times since its formation, Daily Engage has been classified for U.S. federal income tax purposes as a partnership, and is so classified for U.S. federal income tax purposes at the time of the Closing.  Daily Engage is not a party to any Income Tax allocation or sharing agreement. Daily Engage is not and has not been a party to any “listed transaction,” as defined in Code Section 6707A(c)(2) and U.S. Treasury Regulation Section 1.6011-4(b)(2).

3.17.

No Adverse Changes.  Since the Balance Sheet Date, there has not been (a) any change in the business, prospects, the financial or other condition, or the respective assets or Liabilities of Daily Engage, (b) any loss sustained by Daily Engage, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, or (c) to the knowledge of Daily Engage, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would have a Material Adverse Effect.

3.18.

No Other Actions .  Since the Balance Sheet Date, Daily Engage has (i) operated its business and conducted its affairs only in the usual and ordinary course consistent with past practices and in such manner as shall be consistent with all representations and warranties of Daily Engage so that the same remain true and accurate as of the Closing, (ii) except as set forth in Section 3.18 of the Daily Engage Disclosure Schedule made all regularly scheduled payments on the Liabilities of Daily Engage, (iii) not made any material expenditures or incurred or agreed to any additional indebtedness, except in the ordinary course of Daily Engage's businesses and which would not be material to Daily Engage when taken as a whole, (iv) not made any distributions or paid any dividends to any Member or made bonus payments to the Daily Engage employees other than consistent with past practices; or (v) not increased any Daily Engage's employees or consultants compensation, other than a regularly scheduled increase in the ordinary course of the Daily Engage's business.

3.19.

Anti-Corruption Laws.  Neither Daily Engage nor any director, officer, member or employee of Daily Engage nor, to Daily Engage's knowledge after inquiry, any agent, consultant affiliate, or other person acting on behalf of Daily Engage has (i) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (ii) promised, offered, provided, attempted to provide, or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (iii) made any payment of funds of Daily Engage or received or retained any funds in violation of any Anti-Corruption Laws.

3.20.

Disclosure.  The representations, warranties and acknowledgments of Daily Engage set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

3.21.

Bad Actor Disqualifying Event.  Daily Engage is not subject to any Bad Actor Disqualifying Event.

4.

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS.

Each Member hereby warrants and represents to Buyer, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

4.1.

Power and Authority. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by each Member prior to or at the Closing, the performance of each Member’s obligations hereunder and thereunder and the consummation by the Members of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each Member, and no other proceedings on the part of the Members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by each Member, and, assuming this Agreement has been duly executed by Daily Engage and the Buyer, this Agreement constitutes a valid and binding agreement of each Member, enforceable against each Member in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.2.

Ownership of Membership Interests.  The Members are the sole record and beneficial owners of the Membership Interests, all of which Membership Interests are owned free and clear of all Liens, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.  There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Members to sell or transfer to any third person any of the Membership Interests owned by the Members, or any interest therein.  The Members have full power and authority to exchange, transfer and deliver to Buyer the Membership Interests.

4.3.

Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to the shareholders, or (b) by which either the Members or their properties or assets may be bound or affected, or result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which the Member is a party, or the creation of Liens on any of the properties or assets of the Member. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by the Members in connection with the execution of this Agreement by the Members or the consummation by them of the transactions contemplated hereby, except for such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

4.4.

Investment Representations.  The Members are acquiring, or will acquire, the shares of Buyer Common Stock for their own account with the present intention of holding such securities for purposes of investment, and it has no intention of distributing such shares of Buyer Common Stock, or selling, transferring or otherwise disposing of such shares of Buyer Common Stock in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America.  The Member understands that (a) the shares of Buyer Common Stock will be “restricted securities,” as defined in Rule 144 promulgated under the Securities Act; (b) such shares of Buyer Common Stock will be subject to restrictions on transfer and will be issued in reliance on exemptions for private offerings contained in Section 4(a)(2) of the Securities Act; (c) the Buyer has no obligation to so register the shares of Buyer Common Stock for resale; and (d) the shares of Buyer Common Stock may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act at such time as the shares of Buyer Common Stock become eligible for resale by the Member.  The Member acknowledges that upon any future distribution by him of the shares of Buyer Common Stock to any other third party, as a condition precedent to such distribution, the receiving party(ies) will be required to execute agreements for the benefit of Buyer in a form and substance satisfactory to it acknowledging and consenting to the foregoing investment representations and the restrictions on transfer. The certificates evidencing the shares of Buyer Common Stock shall contain the following legend:

“The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or Bright Mountain Media, Inc. shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state.”

4.5.

Information on Buyer.  The Member has been provided access via the Commission's public website at www.sec.gov/EDGAR with access to copies of Buyer's Annual Report on Form 10-K for the period ended December 31, 2016 and its other filings with the Commission, and represents and warrants that it has read and reviewed these reports, together with Buyer’s other filings with the Commission.  The Member is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, the shares of Buyer Common Stock and this Agreement.  The Member, either alone or together with his advisors, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable him to utilize the information made available to him in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the shares of Buyer Common Stock and to make an informed investment decision with respect thereto. The Member understands that his acquisition of the shares of Buyer Common Stock is a speculative investment, and the Member represents that he is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

4.6.

Disclosure.  The representations, warranties and acknowledgments of Daily Engage and the Member set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

4.7.

Bad Actor Disqualifying Event.  The Member is not subject to any Bad Actor Disqualifying Event.

4.8.

Daily Engage Projections.  The Member has participated in the preparation of the Daily Engage Projections and such projections are reasonable, contemplate all known trends which may impact the future operations of Daily Engage and do not misstate or omit any facts or assumptions which would adversely impact the ability of the Members to achieve the Year-One Daily Engage Target, Year-Two Daily Engage Target and/or Year-Three Daily Engage Target.

4.9

Anti-Corruption Laws .  The Member has not (i) violated or is in violation of any applicable provision of the Anti-Corruption Laws, (ii) promised, offered, provided, attempted to provide, or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (iii) made any payment of funds of or received or retained any funds in violation of any Anti-Corruption Laws.

5.

REPRESENTATIONS AND WARRANTIES OF BUYER.

The Buyer hereby makes the following representations and warranties to the Members as of the date hereof and as of the Closing Date.

5.1.

Organization and Good Standing.  The Buyer is an entity duly incorporated, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  The Buyer is in good standing as a foreign entity in each jurisdiction in which the properties owned, leased or operated, or where the business is conducted by it requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on its business, taken as a whole, or consummation of the transactions contemplated hereby.

5.2.

Authority and Enforcement.  The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  The Buyer has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

5.3.

No Conflicts or Defaults .  The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby do not and shall not (a) contravene its articles of incorporation or bylaws, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, Permit or license to which it is a party or by which it is bound, or any judgment, order or decree, or any law, rule or regulation to which it is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any assets or properties of the Buyer, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which the Buyer is a party, or (iv) result in a Material Adverse Effect.

5.4.

Shares of Buyer Common Stock.  The shares of Buyer Common Stock have been duly authorized, and upon issuance pursuant to the provisions hereof, will be validly issued, fully paid and non-assessable.

5.5.

Actions Pending.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Buyer, threatened against it which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Buyer, threatened against or involving the Buyer or any of its properties or assets.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Entity against the Buyer or affecting its assets.

5.6.

SEC Reports.  The Buyer files annual, quarterly and current reports with the Commission, pursuant to Section 12(g) of the Exchange Act.  The Buyer has filed all reports required to be filed by it under the Exchange Act since March 31, 2013 (the “SEC Reports”). The SEC Reports do not misrepresent a material fact, do not omit to state a material fact and do not omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

5.7.

Disclosure.  The representations, warranties and acknowledgments of the Buyer set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

6.

COVENANTS; ADDITIONAL AGREEMENTS.

6.1.

Conduct of Business Prior to the Closing.  From the date hereof until the Closing Date, except as otherwise provided in this Agreement or consented to in writing by the Buyer (which consent shall not be unreasonably withheld or delayed), Daily Engage shall (i) operate its business and conduct its affairs only in the usual and ordinary course consistent with past practices, and in such manner as shall be consistent with all representations and warranties of Daily Engage and the Members so that the same remain true and accurate as of the Closing Date; (ii) preserve substantially intact its business organization, maintain its rights and franchises, use its reasonable efforts to retain the services of its officers and key employees and maintain its relationships with its customers and suppliers; and (iii) not enter into any new transactions which result, or could be reasonably expect to result, in a Lien on Daily Engage's assets.  Except as specifically provided in this Agreement or otherwise consented to in writing by the Buyer (which consent shall not be unreasonably withheld) from the date of this Agreement until the Closing Date, or until the earlier termination of this Agreement, Daily Engage shall not do any of the following:

(a)

(i) increase the compensation payable or to become payable to the Manager or any officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, the Manager, any officer or employee; or (iii) establish, adopt, enter into, or amend, any benefit plan except as may be required by applicable Law except in any case for customary bonus or increases in the ordinary course of business or as required by contract;

(b)

declare, set aside or pay any distribution, or make any other distribution in respect of, outstanding membership interests;

(c)

(i) redeem, purchase or otherwise acquire any membership interests or any securities or obligations convertible into or exchangeable for any membership interests, or any options, warrants or conversion or other rights to acquire any membership interests or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its membership interests or issue or authorize or propose the issuance of any other securities.

(d)

acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person;

(e)

sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of assets in the ordinary course of business and consistent with past practice;

(f)

propose or adopt any amendments to its formation documents;

(g)

incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument;

(h)

(i) change any of its methods of accounting in effect at the Balance Sheet Date, (ii) make or rescind any express or deemed election relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those to be employed in the preparation of the federal income tax returns for the taxable year ended December 31, 2016, except, in the case of clause (i) or (ii) as may be required by Law or GAAP; or

(i)

agree in writing or otherwise to do any of the foregoing.

6.2.

Access to Information.  From the date hereof until the Closing, Daily Engage shall (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the properties, assets, premises, books and records, Contracts and other documents and data related to Daily Engage; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to Daily Engage as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Daily Engage to cooperate with Buyer in its investigation of Daily Engage.  Any investigation pursuant to this Section 6.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business Daily Engage. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Daily Engage or the Members in this Agreement.

6.3.

No Solicitation of Other Bids.

(a)

Neither Daily Engage nor a Member shall, and shall not authorize or permit any of its or their Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.  Daily Engage and the Members shall each immediately cease and cause to be terminated, and shall cause its or their Affiliates and all of its or their and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of Daily Engage, its business or operations.

(b)

In addition to the other obligations under this Section 6.3, Daily Engage and the Members shall each promptly (and in any event within three (3) Business Days after receipt thereof by Daily Engage, a Member or any of its or their Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)

Daily Engage and the Members agree that the rights and remedies for noncompliance with this Section 6.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

6.4.

Notice of Certain Events.

(a)

From the date hereof until the Closing, Daily Engage and the Members shall promptly notify Buyer in writing of:

(i)

any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Daily Engage and/or a Member hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 6.1 to be satisfied;

(ii)

any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)

any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(iv)

any Actions commenced or, to the knowledge of Daily Engage or any Member, threatened against, relating to or involving or otherwise affecting Daily Engage that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)

Buyer's receipt of information pursuant to this Section 6.4 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Daily Engage or the Members in this Agreement and shall not be deemed to amend or supplement the Daily Engage Disclosure Schedule.

6.5.

Confidentiality. From and after the Closing, each of Daily Engage and the Members shall, and shall cause its or their Affiliates to, hold, and shall use its or their reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Buyer, except to the extent that Daily Engage and/or the Member can show that such information (a) is generally available to and known by the public through no fault of Daily Engage and/or the Member, any of its or their Affiliates or their respective Representatives; or (b) is lawfully acquired by Daily Engage and/or the Member, any of its or their Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Daily Engage and/or the Member or any of its or their Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Daily Engage and/or the Member shall promptly notify

Buyer in writing and shall disclose only that portion of such information which Daily Engage and/or the Member is advised by its counsel in writing is legally required to be disclosed, provided that Daily Engage and/or the Member shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

6.6.

Closing Conditions.  From the date hereof until the Closing, each Party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Section 7 hereof.

6.7.

Transfer Taxes. The Buyer shall (a) be responsible for (and shall indemnify and hold harmless the Members against) any and all liabilities for any sales, use, stamp, value added, documentary, filing, recording, transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Governmental Entity in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable Law and (b) timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to Transfer Taxes.

6.8.

Further Assurances.  If, at any time after the Closing, the Parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper Representatives shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper Representatives of the Parties are fully authorized to take any and all such action.

6.9.

Press Releases and Communications.  No press release or public announcement related to this Agreement or the transactions contemplated herein, shall be issued or made by any party hereto without the prior written approval of the Buyer.  Neither Daily Engage nor any Member shall have any communications with any third party, other than its Representatives, without the prior written consent of the Buyer.  Nothing herein shall prevent Daily Engage from notifying its employees, customers or suppliers of the transactions contemplated hereby as is necessary or desirable to facilitate the consummation of such transactions; provided, however, that any such communication shall be previously approved by the Buyer and shall constitute a “joint communication” if deemed appropriate by the Buyer.

7.

CLOSING CONDITIONS.

7.1.

Conditions Precedent to Buyer’s Obligation to Close.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)

Buyer shall be satisfied in its sole discretion with the results of its due diligence on Daily Engage;

(b)

The representations and warranties of Daily Engage set forth in Section 3 above and the representations and warrants of the Members set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(c)

Each of Daily Engage and the Members shall have performed and complied with all of its or their respective covenants hereunder in all material respects through the Closing Date;

(d)

Daily Engage shall have delivered to Buyer the Daily Engage Financial Statements;

(e)

No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect the Member's consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(f)

No material adverse change shall have taken place with respect to Daily Engage, and no event shall have occurred that results in a Material Adverse Effect;

(g)

Daily Engage shall have delivered to Buyer a certificate (the “Daily Engage Closing Certificate”) stating that all of the conditions specified above in Section 7.1(b) – (f) has been complied with;

(h)

the Members shall have delivered to Buyer a certificate (the “Members' Closing Certificate”) stating that all of the conditions specified above in Section 7.1(b) – (f) has been complied with;

(i)

Belani shall have delivered to the Buyer the letter agreement (the "Belani Letter Agreement") in the form attached hereto as Exhibit E; ;

(j)

the Members, Belani and the Escrow Agent shall have entered into the Escrow Agreement in the form attached hereto as Exhibit A;

(k)

The Buyer and each of Pagoulatos and Rezitis shall have entered into the Employment Agreements in the forms attached hereto as Exhibit B;

(l)

The Members shall have entered into reasonable and mutually agreeable non-competition agreements with the Buyer that restrict the ability of such individuals to compete in certain sales and marketing actions and activities;

(m)

The Members shall cause the employees of Daily Engage to execute non-compete, invention assignment and confidentiality agreements with Buyer;

(n)

The Members and Belani shall have enter into a lockup agreements for the shares of Buyer Common Stock in the form attached hereto as Exhibit C (the “Lock Up Agreement”);

(o)

[intentionally omitted];

(p)

Daily Engage shall have delivered to Buyer an updated Schedule B reflecting all amounts due the Daily Engage Lenders as of the day immediately proceeding the Closing Date (the "Closing Schedule B");

(q)

Daily Engage shall have received all third party consents necessary for the change of control of Daily Engage as contemplated herein; and

(r)

On the Closing Date Daily Engage shall have: (i) collectable accounts receivable of not less than Two Hundred Thousand Dollars ($200,000.00); (ii) no cash; and (iii) no liabilities, contingent or otherwise, except accounts payable to vendors incurred in the ordinary course of its business.  Daily Engage shall provide such documentation or other information to the Buyer as it may reasonably request to evidence compliance with this closing;

(s)

Daily Engage shall have delivered on Schedule C a current list of all publisher customers, platforms and services providers ("Closing Schedule C"); and

(t)

All actions to be taken by Daily Engage and the Members in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

7.2.

Conditions Precedent to Members' Obligations to Close.  The obligation of the Members to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)

The representations and warranties of the Buyer set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date);

(b)

The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

(c)

No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Buyer’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)

No material adverse change shall have taken place with respect to the Buyer, and no event shall have occurred that results in a Material Adverse Effect;

(e)

the Buyer and the Escrow Agent shall have entered into the Escrow Agreement in the form attached hereto as Exhibit A;

(f)

Buyer shall have delivered to the Members a certificate (the “Buyer's Closing Certificate”) to the effect that each of the conditions specified above in Sections 7.2(a) – (d) has been complied with in all respects; and

(g)

All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Members.

8.

DOCUMENTS TO BE DELIVERED AT CLOSING.

8.1.

Documents to be Delivered by the Members.  At Closing, the Members shall deliver to Buyer the following:

(a)

a certificate, dated within five (5) Business Days of the Closing Date, from the Secretary of State of the State of New Jersey, certifying that Daily Engage is in good standing in New Jersey;

(b)

certificate(s) evidencing the Membership Interests, free and clear of all Liens, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto;

(c)

the Employment Agreements duly executed by each of Pagoulatos and Rezitis;

(d)

the Lock Up Agreements duly executed by the Members;

(e)

the Daily Engage Closing Certificate as required by Section 7.1(g);

(f)

the Members' Closing Certificate as required by Section 7.1(h);

(g)

the Escrow Agreement duly executed by the Members and Belani;

(h)

the Belani Letter Agreement duly executed by Belani;

(i)

the Closing Schedule B;

(j)

the Closing Schedule C;

(k)

the resignation of the Manager as the manager of Daily Engage and as sole signatory on bank accounts and the appointment of W. Kip Speyer as the manager of Daily Engage; and

(l)

such other customary instruments of transfer, assumption, filings or other documents, in form and substance satisfactory to Buyer, as may be required to give effect to this Agreement.

8.2.

Documents to be Delivered by Buyer

(a)

the Closing Notes payable pursuant to Schedule A hereto;

(b)

Irrevocable Instructions to the Transfer Agent in the form attached hereto as Exhibit F authorizing the issuance of certificates representing Closing Consideration Shares to each Member and Belani in such amounts as set forth on Schedule A attached hereto;

(c)

the Employment Agreements duly executed by the Buyer;

(d)

the Buyer's Closing Certificate as required by Section 7.2(e);

(e)

the Escrow Agreement duly executed by the Buyer and the Escrow Agent;

(f)

evidence of payment by the Buyer to the Daily Engage Lenders the amounts set forth on Schedule B hereto; and

(g)

such other customary instruments of transfer, assumption, filings or other documents, in form and substance satisfactory to Buyer, as may be required to give effect to this Agreement.

8.3.

Escrow Share Certificates.  At the Closing, Buyer shall deliver the certificates representing the Earnout Shares to the Escrow Agent pursuant to the Escrow Agreement.

9.

INDEMNIFICATION AND RELATED MATTERS.

9.1.

Indemnification by Members.  The Members, jointly and severally, hereby indemnify and hold Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) harmless from and against any and all damages, losses, Liabilities, obligations, costs or expenses incurred by Buyer and arising out of the breach of any representation or warranty of Daily Engage or a Member hereunder, and/or Daily Engage's or a Member's failure to perform any covenant or obligation required to be performed by it or them hereunder.

9.2.

Indemnification by Buyer.  The Buyer hereby indemnifies and holds the Members and their Affiliates and their respective Representatives (collectively, the “Member Indemnitees”) harmless from and against any and all damages, losses, Liabilities, obligations, costs or expenses incurred by a Member arising out of the breach of any representation or warranty of Buyer hereunder, and/or Buyer's failure to perform any covenant or obligation required to be performed by it hereunder.

9.3.

Limitations.  The Members jointly and severally shall be liable to the Buyer Indemnitees for indemnification under 9.1 and shall be required to pay or be liable for all such Losses from the first dollar. The Buyer shall be liable to the Member Indemnitees for indemnification under 9.2 and shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which the Member Indemnitees shall be liable pursuant to this Section 9.3 shall not exceed the Escrow Share Amount held in Escrow at such time and the aggregate amount of all Losses for which the Buyer shall be liable pursuant to this Section 9.3 shall not exceed $100,000. Notwithstanding the foregoing, the limitations set forth in this Section 9.3 shall not apply to Losses based upon claims arising out of fraud, criminal activity or willful misconduct.  For purposes of this 9.3, the calculation of any Losses as a result of any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

9.4.

Procedure for Indemnification.  Any Party entitled to indemnification under this Section 9 (an “Indemnified Party”) will give written notice to the indemnifying party (“Indemnifying Party”) of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9 except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the Indemnifying Party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  In the event that the Indemnifying Party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any settlement negotiations or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party, which relates to such action or claim.  The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent.  Notwithstanding anything in this Section 9 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (b) any liabilities the Indemnifying Party may be subject to.

9.5.

Time for Assertion.  No Party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before thirty-six (36) months from the date hereof.

10.

COVENANT NOT TO COMPETE; NON-SOLICITATION.

In consideration of the transactions contemplated by this Agreement, and in order to protect and preserve the legitimate business interests of the Buyer, the Members agree as follows:

10.1.

During the Restricted Period a Member shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Restricted Area; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Restricted Area in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of (including any existing or former client or customer of Daily Engage and any Person that becomes a client or customer of the Buyer, including Daily Engage, after the Closing), or any other Person who has a material business relationship with the Buyer or Daily Engage, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, a Member may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if the Member is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 1% or more of any class of securities of such Person.

10.2.

During the Restricted Period, a Member shall not, and shall not permit any of his Affiliates to, directly or indirectly, hire or solicit any person who is offered employment by Buyer or is or was employed by the Buyer (including its Affiliates)s during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 10.2 shall prevent a Member or any of his Affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

10.3.

The Member acknowledges that a breach or threatened breach of this Section 10 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by the Member of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

10.4.

The Member acknowledges that the restrictions contained in this Section 10 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 10 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 10 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

11.

TERMINATION.  This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of the Members and Buyer;

(b)

by Buyer by written notice to the Members if:

(i)

Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by a Member pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6 and such breach, inaccuracy or failure has not been cured by a Member within ten (10) days of Member's receipt of written notice of such breach from Buyer; or

(ii)

any of the conditions set forth in Section 6.1 or Section 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by September 30, 2017, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)

by Members by written notice to Buyer if:

(i)

The Members are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6 and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer's receipt of written notice of such breach from the Members; or

(ii)

any of the conditions set forth in Section 6.1 or Section 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by September 30, 2017, unless such failure shall be due to the failure of the Members to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing.

(c)

by Buyer or the Members in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Entity shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

(d)

In the event of the termination of this Agreement in accordance with this Section 11, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(i)

as set forth in this Section 11 and Section 5.6 and Section 12 hereof; and

(ii)

that nothing herein shall relieve any Party hereto from liability for any willful breach of any provision hereof.

12.

MISCELLANEOUS.

12.1.

Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

12.2.

Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.2):

If to Daily Engage:	Daily Engage Media Group LLC 20 Rena Lane Bloomfield, NJ 07003 E-mail: harry@dailyengagemedia.com Attention: Harry. G. Pagoulatos, Manager

with a copy to:	Kridel Law Group 1035 Route 46 East, Suite B-204 Clifton, NJ 07013 E-mail: law@kridel.com Attention: James A. Kridel, Jr., Esq.

If to the Members:	Harry. G. Pagoulatos 20 Rena Lane Bloomfield, NJ 07003 E-mail: harry@dailyengagemedia.com

George G. Rezitis 90 West First Street Clifton, NJ 07011 E-mail: George@dailyengagemedia.com

Angelos Triantafillou 102 Mountainside Terrace Clifton, NJ 07013 E-mail: angelostriantafillou@gmail.com

If to Buyer:	6400 Congress Avenue Suite 2050 Boca Raton, FL 33487 E-mail: kip@brightmountainmedia.com Attention: W. Kip Speyer, Chief Executive Officer

with a copy to:	Pearlman Law Group LLP 200 South Andrews Avenue Suite 901 Fort Lauderdale, FL 33301-2068 E-mail: charlie@pslawgroup.net Attention: Charles B. Pearlman, Esq.

12.3.

Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Daily Engage Disclosure Schedule and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Daily Engage Disclosure Schedule and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

12.4.

Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12.5.

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 10, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

12.6.

Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Daily Engage Disclosure Schedule (other than an exception expressly set forth as such in the Daily Engage Disclosure Schedule), the statements in the body of this Agreement will control.

12.7.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of the Members, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

12.8.

No Third-party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.9.

Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12.10.

Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

12.11.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12.12

Jurisdiction and Governing Law.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS

CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.13.

12.13

Role of Counsel.  The Parties acknowledge their understandings that this Agreement was prepared at the request of Buyer by Pearlman Law Group LLP, its counsel, and that such firm did not represent Daily Engage or the Members in conjunction with this Agreement or any of the related transactions.  Daily Engage and the Members, as further evidenced by its or his signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable.

[signature page follows]

12.14

No Other Revisions.  Except as otherwise amended hereby, all other terms and conditions of the Agreement remain in full force and effect.

Bright Mountain Media, Inc.

By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer

Daily Engage Media Group LLC

By:	/s/ Harry G. Pagoulatos
Harry G. Pagoulatos, Manager

Members

/s/ Harry G. Pagoulatos
Harry G. Pagoulatos

/s/ George G. Rezitis
George G. Rezitis

/s/ Angelos Triantafillou
Angelos Triantafillou

Schedule A

Name and Address of Member	% of Member- ship Interest in Daily Engage

		Principal Amount of Closing Note issued on Closing Date	Consideration Shares	Year-One Earnout Cash	Year-One Earnout Shares	Year-Two Earnout Cash	Year-Two Earnout Shares	Year-Three Earnout Cash	Year-Three Earnout Shares

Harry G. Pagoulatos 20 Rena Lane Bloomfield, NJ 07003	33 1/3	$100,000	275,059	$166,667.00	252,137	$166,667.00	199,055	$183,334.00	180,881

George G. Rezitis 90 West First Street Clifton, NJ 07011	33 1/3	$100,000	275,058	$166,667.00	252,137	$166,667.00	199,055	$183,333.00	180,881

Angelos Triantafillou 102 Mountainside Terrace Clifton, NJ 07013	33 1/3	$100,000	275,058	$166,666.00	252,137	$166,666.00	199,055	$183,333.00	180,881

Vinay Belani 6B/152 15th Floor SS Nagar, Sion East Mumbai 400037 Maharashtra, India	none	$80,000	275,058	$0	252,136	$0	199,054	$0	180,880

Totals	100.0	$380,000	1,100,233	$500,000.00	1,008,547	$500,000.00	796,221	$550,000.00	723,523

1

SCHEDULE B

Daily Engage Lenders

Name and Address of Lender	Date of Loan Agreement(s)	Collateral	Amount owed at September 18, 2017

Gibraltar			$52,007
Capital Business Solutions			$56,613

1

Exhibit A

See Exhibit 10.3 to the 8-K

Exhibit B

See Exhibits 10.4 and 10.5 to the 8-K

Exhibit C

FORM OF LOCK UP LEAK OUT AGREEMENT

THIS LOCK UP LEAK OUT AGREEMENT (the “Agreement”) is entered into as of this 19th day of September, 2017 (the “Effective Date”) by and between [•], an individual with his principal address at [•] (the “Member”) and Bright Mountain Media, Inc., a Florida corporation with its principal place of business located at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 (“Bright Mountain”).

WHEREAS, pursuant to the terms of the Amended and Restated Membership Interest Purchase Agreement dated September 19, 2017 (the "Agreement"), by and among Bright Mountain, its wholly owned subsidiary Bright Mountain, LLC, Daily Engage Media Group, LLC (“Daily Engage”), Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou (collectively, the "Members"), the Members received or may receive pursuant to the terms of the Agreement an aggregate number of shares of the common stock (the “Common Stock”) of Bright Mountain as set forth on Schedule A of the Agreement (the "Shares").

WHEREAS, as a condition of the issuance of the Shares, the Members agreed to enter into an agreement restricting the transfer or resale of the Shares.

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

LOCK UP OF SHARES; PERMITTED LEAK OUTS.

(a)

The Member acknowledges that (i) the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and are considered “restricted securities,” and (ii) such Shares may only be sold, transferred, hypothecated or otherwise disposed of by the Member in accordance with the holding periods and other provisions of Rule 144 promulgated under the Securities Act.

(b)

The Member hereby agrees that during the period commencing on the date of issuance of the Closing Consideration Shares pursuant to the terms of the Agreement, or the release of Year-One Earnout Shares, Year-Two Earnout Shares and/or Year-Three Earnout Out Shares pursuant to the terms of the Agreement and the Escrow Agreement, and ending on the twelve (12) month anniversary of each such date (the “Lock Up Period”) the Member will not without the prior written consent of Bright Mountain, which such consent may not be forthcoming, (i) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares, or (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise ((i) and (ii) being hereinafter collectively referred to as the “Lock Up”).

(c)

During the Lock Up Period the Member authorizes Bright Mountain to cause any transfer agent for the Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Shares subject to the Lock Up.

1

(d)

Following the expiration of the Lock Up Period, the Member agrees to limit the resales of such Shares in the Principal Market (as that term is defined in the Agreement to not more than 1,500 Shares per trading day, provided, however, that if the resales of the Shares by the Member shall reasonably cause the trading price of Bright Mountain's Common Stock in the Principal Market to decline in value, the Member shall reduce the number of Shares he resells in the Principal Market, it being the intent of the parties hereto that the market price of the Common Stock shall not be adversely impacted by resales of the Shares by the Member.

(e)

The number of Shares which may be resold pursuant to Section 1(c) hereof and the average closing bid price pursuant to Section 1(a) hereof are subject to proportional adjustment in the event of stock splits, combinations, stock dividends and similar corporate events.

2.

LEGENDS.

(a)

The Member hereby agrees that each outstanding certificate representing the Shares shall during the Lock Up Period, in addition to any other legends as may be required in compliance with Federal securities laws, bear legends reading substantially as follows:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK UP AGREEMENT DATED SEPTEMBER 19, 2017 BY AND BETWEEN BRIGHT MOUNTAIN MEDIA, INC. AND THE SHAREHOLDER LISTED ON THE FACE HEREOF.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF BRIGHT MOUNTAIN MEDIA, INC. UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK UP AGREEMENT.”

(b)

A copy of this Agreement shall be filed with Bright Mountain's transfer agent of record.

3.

SPECIFIC PERFORMANCE.  The Member acknowledges that there would be no adequate remedy at law if the Member fails to perform any of his obligations hereunder, and, accordingly, agrees that Bright Mountain, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Member under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 3 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

4.

NOTICES.  All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the respective party as its address set forth earlier in this Agreement.

5.

GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida has been brought in an inconvenient form.

6.

COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2

7.

ATTORNEYS' FEES.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

8.

AMENDMENTS AND WAIVERS.  Any term of this Agreement may be amended with the written consent of Bright Mountain and the Member.  No delay or failure on the part of Bright Mountain in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

9.

SEVERABILITY.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.

CONSTRUCTION.  This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

11.

ENTIRE AGREEMENT.  This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BRIGHT MOUNTAIN MEDIA, INC.

By:
W. Kip Speyer, Chief Executive Officer

[•]

3

Exhibit D

Profit & Loss 2017/18
August 1, 2017 thru July 31, 2018

	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	12 Month Totals
Total Revenues
Display	125,000	175,000	250,000	350,000	475,000	522,500	574,750	632,225	695,448	764,992	879,741	1,011,702	6,456,358
Video	300,000	425,000	600,000	750,000	1,000,000	1,100,000	1,210,000	1,331,000	1,464,100	1,610,510	1,852,087	2,129,899	13,772,596
TOTAL	425,000	600,000	850,000	1,100,000	1,475,000	1,622,500	1,784,750	1,963,225	2,159,548	2,375,502	2,731,828	3,141,602	20,228,954
													0
Publisher Payments													0
Display	90,000	125,000	180,000	250,000	340,000	402,325	442,558	480,491	528,540	581,394	659,806	758,777	4,838,890
Video	225,000	320,000	450,000	565,000	750,000	847,000	931,700	1,011,560	1,112,716	1,223,988	1,389,065	1,597,425	10,423,453
TOTAL	315,000	445,000	630,000	815,000	1,090,000	1,249,325	1,374,258	1,492,051	1,641,256	1,805,382	2,048,871	2,356,201	15,262,343
													0
Gross Margin	110,000	155,000	220,000	285,000	385,000	373,175	410,493	471,174	518,291	570,121	682,957	785,400	4,966,611
	26%	26%	26%	26%	26%	23%	23%	24%	24%	24%	25%	25%	25%
													0
Monthly Expenses													0
Internet & Phone	$299	$299	$299	$299	$299	$299	$299	$299	$299	$299	$299	$299	3,588
Sales/Ad Operations	$5,000	$8,000	$11,000	$14,000	$17,000	$20,000	$28,500	$30,500	$32,500	$35,000	$37,500	$40,000	279,000
Mmedia IT Services	$2,200	$2,200	$2,200	$2,200	$2,200	$2,200	$2,200	$2,200	$2,200	$2,200	$2,200	$2,200	26,400
Video Fees	$18,000	$21,000	$24,000	$28,000	$33,000	$45,000	$60,000	$75,000	$90,000	$100,000	$105,000	$110,000	709,000
Display Fees	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$10,000	$10,000	$10,000	$12,000	$12,000	$13,000	103,000
Business Travel (Conventions, Meetings)	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	12,000
Salary	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	225,000
Misc	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	90,000
TOTAL	58,749	64,749	70,749	77,749	85,749	100,749	128,249	145,249	162,249	176,749	184,249	192,749	1,447,988
													0
Operating Income	51,251	90,251	149,251	207,251	299,251	272,426	282,244	325,925	356,042	393,372	498,708	592,651	3,518,623

Profit & Loss 2018/19
August 1, 2018 thru July 31, 2019

	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	12 Month Totals
Total Revenues
Display	1,112,872	1,224,159	1,346,575	1,481,233	1,629,356	1,670,090	1,711,842	1,754,638	1,798,504	1,843,467	1,889,554	1,984,031	19,446,323
Video	2,342,889	2,577,178	2,834,896	3,118,385	3,430,224	3,515,979	3,603,879	3,693,976	3,786,325	3,880,983	3,978,008	4,176,908	40,939,629
TOTAL	3,455,761	3,801,337	4,181,471	4,599,618	5,059,580	5,186,069	5,315,721	5,448,614	5,584,829	5,724,450	5,867,561	6,160,939	60,385,952
													0
Publisher Payments													0
Display	812,397	893,636	983,000	1,081,300	1,189,430	1,285,969	1,318,119	1,333,525	1,366,863	1,401,035	1,417,165	1,488,023	14,570,463
Video	1,757,167	1,932,883	2,126,172	2,338,789	2,572,668	2,707,304	2,774,987	2,807,422	2,877,607	2,949,547	2,983,506	3,132,681	30,960,732
TOTAL	2,569,563	2,826,520	3,109,172	3,420,089	3,762,098	3,993,273	4,093,105	4,140,947	4,244,470	4,350,582	4,400,671	4,620,705	45,531,195
													0
Gross Margin	886,198	974,817	1,072,299	1,179,529	1,297,482	1,192,796	1,222,616	1,307,667	1,340,359	1,373,868	1,466,890	1,540,235	14,854,757
	26%	26%	26%	26%	26%	23%	23%	24%	24%	24%	25%	25%	25%
													0
Monthly Expenses													0
Internet & Phone	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	12,000
Sales/Ad Operations	$45,000	$50,000	$60,000	$70,000	$80,000	$80,000	$80,000	$80,000	$80,000	$80,000	$85,000	$90,000	880,000
Mmedia IT Services	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	48,000
Video Fees	$115,000	$126,500	$139,150	$153,065	$168,372	$168,372	$168,372	$168,372	$176,790	$176,790	$176,790	$176,790	1,914,361
Display Fees	$13,000	$13,000	$14,000	$15,000	$15,000	$15,000	$15,000	$15,000	$16,000	$16,000	$16,000	$16,000	179,000
Business Travel (Conventions, Meetings)	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	36,000
Salary	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	225,000
Misc	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000	180,000
TOTAL	214,750	231,250	254,900	279,815	305,122	305,122	305,122	305,122	314,540	314,540	319,540	324,540	3,474,361
													0
Operating Income	671,448	743,567	817,399	899,714	992,361	887,674	917,494	1,002,546	1,025,819	1,059,328	1,147,350	1,215,695	11,380,396

Profit & Loss 2019/20
August 1, 2019 thru July 31, 2020

	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	12 Month Totals
Total Revenues
Display	2,083,233	2,187,394	2,351,449	2,527,807	2,717,393	2,724,186	2,730,997	2,737,824	2,744,669	2,751,531	2,758,409	2,765,305	31,080,198
Video	4,385,753	4,605,041	4,950,419	5,321,701	5,720,828	5,735,130	5,749,468	5,763,842	5,778,251	5,792,697	5,807,179	5,821,697	65,432,006
TOTAL	6,468,986	6,792,435	7,301,868	7,849,508	8,438,221	8,459,317	8,480,465	8,501,666	8,522,920	8,544,228	8,565,588	8,587,002	96,512,204
													0
Publisher Payments													0
Display	1,520,760	1,596,798	1,716,558	1,845,299	1,983,697	2,097,624	2,102,868	2,080,747	2,085,948	2,091,163	2,068,807	2,073,979	23,264,247
Video	3,289,315	3,453,781	3,712,814	3,991,275	4,290,621	4,416,050	4,427,090	4,380,520	4,391,471	4,402,450	4,355,384	4,366,272	49,477,044
TOTAL	4,810,075	5,050,579	5,429,372	5,836,575	6,274,318	6,513,674	6,529,958	6,461,266	6,477,419	6,493,613	6,424,191	6,440,252	72,741,291
													0
Gross Margin	1,658,911	1,741,857	1,872,496	2,012,933	2,163,903	1,945,643	1,950,507	2,040,400	2,045,501	2,050,615	2,141,397	2,146,751	23,770,913
	26%	26%	26%	26%	26%	23%	23%	24%	24%	24%	25%	25%	25%
													0
Monthly Expenses													0
Internet & Phone	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	24,000
Adsremedy	$95,000	$100,000	$105,000	$110,000	$115,000	$115,000	$115,000	$115,000	$115,000	$115,000	$120,000	$120,000	1,340,000
Mmedia IT Services	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500	66,000
Video Fees	$176,790	$194,469	$213,916	$235,307	$258,838	$258,838	$258,838	$258,838	$271,780	$271,780	$271,780	$271,780	2,942,956
Display Fees	$17,000	$17,000	$18,000	$20,000	$20,000	$20,000	$20,000	$20,000	$22,000	$22,000	$22,000	$22,000	240,000
Business Travel (Conventions, Meetings)	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	$4,000	48,000
Salary	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	$18,750	225,000
Misc	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	360,000
TOTAL	349,040	371,719	397,166	425,557	454,088	454,088	454,088	454,088	469,030	469,030	474,030	474,030	5,245,956
													0
Operating Income	1,309,871	1,370,138	1,475,330	1,587,376	1,709,815	1,491,555	1,496,419	1,586,312	1,576,471	1,581,584	1,667,367	1,672,720	18,524,957

Exhibit E

See Exhibit 10.2 to the 8-K

Exhibit F

See Exhibits 10.6, 10.7, 10.8 and 10.9 to the 8-K

Exhibit G

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

BRIGHT MOUNTAIN MEDIA, INC.

September 19, 2017

Island Stock Transfer

15500 Roosevelt Boulevard

Clearwater, FL  33760

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Membership Interest Purchase Agreement, dated as of September 19, 2017 (the "Agreement"), by and among Bright Mountain Media, Inc. (the “Buyer”), Daily Engage Media Group LLC (“Daily Engage”), and Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou, constituting all of the members of Daily Engage (collectively, the “Members” and individually a “Member”).

Pursuant to the terms of the Agreement, at Closing (as that term is defined in the Agreement) Buyer has purchased all of the membership interests of Daily Engage and, as partial consideration therefore, agreed to issue to the Members and Vinay Belani ("Belani") an aggregate of 1,100,233 shares (the "Consideration Shares") of its common stock, par value $0.001 per share (the "Common Stock"), and to deposit into escrow with Pearlman Law Group LLP, Buyer's counsel, pending the satisfaction of certain post-closing events pursuant to the terms of an Escrow Agreement of even date herewith between the Buyer, the Members and Belani, an aggregate of 2,528,291 shares of Common Stock (the "Escrow Shares").

This letter shall serve as Buyer's irrevocable authorization and direction to you to issue the Consideration Shares to the Members and Belani as set forth on Exhibit A attached hereto and incorporated herein by such reference, which such Consideration Shares shall be issued and outstanding, fully-paid and non-assessable.  The per Share basis is $0.39.  Please overnight the original certificates representing the Consideration Shares to the holders at the addresses set forth on Exhibit A.

Please also prepare the certificate representing the Escrow Shares to the Members and Belani in the amounts set forth on Exhibit B attached hereto and incorporated herein by such reference.  As these shares are being deposited into escrow pending satisfaction of certain criteria under the terms of the Escrow Agreement, a copy of which accompanies these instruction, such Escrow Shares are to be considered issued but not outstanding for the purposes of your records.  Please overnight the certificates representing the Escrow Shares to:

Pearlman Law Group LLP

200 S. Andrews Avenue

Suite 901

Fort Lauderdale, FL  33301

Telephone (954) 880-9484

Attention:  Charles B. Pearlman, Esq.

The Shares are being issued in a private transaction exempt from registration under the Securities Act of 1933, as amended (the "1933 Act") in reliance on an exemption under Section 4(a)(2) of that act.  Such Shares are not registered for resale under the 1933 Act and, accordingly, the certificate for such Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM TO BRIGHT MOUNTAIN MEDIA, INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The certificates representing the Consideration Shares should also bear the following legend:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK UP AGREEMENT DATED SEPTEMBER 19, 2017 BY AND BETWEEN BRIGHT MOUNTAIN MEDIA, INC. AND THE SHAREHOLDER LISTED ON THE FACE HEREOF.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF BRIGHT MOUNTAIN MEDIA, INC. UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK UP AGREEMENT.”

Should you have any questions concerning this matter, please contact me at (561) 998-2440.

Very truly yours,

BRIGHT MOUNTAIN MEDIA, INC.

By:	/s/ W. Kip Speyer
Name: W. Kip Speyer
Title: Chief Executive Officer

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Irrevocable Instructions to Transfer Agent